[ *] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

Exhibit 10.6

EXTENSION—AMENDMENT A

TO THE

COLLABORATIVE RESEARCH AGREEMENT

This AMENDMENT A to the COLLABORATIVE RESEARCH AGREEMENT of June 28, 2005 (the “Research Agreement”) for the extension through the Third Commitment Year of the research term is entered into as of March 30, 2007 between:

(1)	PFIZER INC, a Delaware corporation, having an office at 235 East 42nd Street, New York, New York 10017 and its Affiliates (“Pfizer”), and

(2)	RENOVIS, INC. a Delaware corporation, having an office at Two Corporate Drive, South San Francisco, California 94080 and its Affiliates (“Renovis”).

BACKGROUND:

1.	Pfizer and Renovis currently collaborate in drug discovery by the progression of the Research Program under the Research Agreement related to VR-1 receptor antagonists.

2.	In accordance with Section 11 of the Research Agreement, Pfizer may extend the Research Agreement for the third Commitment Year (“Third Commitment Year”) by giving Renovis at least 90-days notice before the end of the second Commitment Year.

3.	Pfizer and Renovis desire to continue the collaborative Research Program and extend the Research Agreement for the Third Commitment Year.

THE PARTIES AGREE AS FOLLOWS:

1.	Defined Terms. Unless modified herein, the meanings of defined terms used in this Amendment A to the Research Agreement have the meanings as defined in Appendix A of the Research Agreement.

2.	Research Funding. Pfizer will fund FTEs at Renovis to perform the work described in the Research Plan during the Third Commitment Year. The number FTEs to be funded by Pfizer and the FTE rate for the Third Commitment Year of the term of this Research Agreement are set out below.

Year	FTEs	FTE Rate	Total Funding for Year
Commitment Year 3	[*]	[*]	[*]

3.	Term. Unless sooner terminated, this Research Agreement will end June 30, 2008 unless as follows. Pfizer may extend the Research Program and this Research Agreement for [*] by giving Renovis at least 90-days notice before the end of the Third Commitment Year.

4.	Selectivity for the Human VR-1 Receptor. Selectivity at the VR-1 receptor, remains as defined by Appendix F or the Research Agreement.

For clarity, the Steering Committee, by agreement between the Steering Committee co-chairs, may elect to have [*]

5.	Other Terms Unchanged. Unless as specifically described herein, all other terms and conditions of the Research Agreement remain in effect.

6.	Counterparts. This Amendment A to the Research Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which shall constitute together the same document.

SIGNED BY:

PFIZER INC		RENOVIS, INC.

By:	/s/ John LaMattina	By:	/s/ Corey S. Goodman, Ph.D.
	John LaMattina		Corey S. Goodman, Ph.D.
	President, Pfizer Global R&D		President and Chief Executive Officer

Date:	4/3/2007	Date:	4/9/2007

[ *] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934.